Item 26. Exhibit (h) i. l. 1.

FUND PARTICIPATION AGREEMENT

THIS FUND PARTICIPATION AGREEMENT (“Agreement”) made as of the 7th day of February, 2017, by and between Lord Abbett Series Fund, Inc. (the “Fund”) a Maryland Corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a “Portfolio”) and collectively, the “Portfolios”) Lord Abbett Distributor LLC, a New York limited liability company (the “Distributor”), and Massachusetts Mutual Life Insurance Company (the “Company”), a life insurance company organized under the laws of the Commonwealth of Massachusetts.

WHEREAS, the Fund is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “ ‘40 Act”) as an open-end, diversified management investment company; and

WHEREAS, the Fund is organized as a series fund comprised of separate investment series, namely the Portfolios; and

WHEREAS, the Fund was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts (“Variable Contracts”) offered by life insurance companies through separate accounts of such life insurance companies and also offers its shares to certain qualified pension and retirement plans; and

WHEREAS, the Fund has filed an application with the SEC requesting an order granting relief from various provisions of the ‘40 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts (“Participating Companies”) and qualified pension and retirement plans outside the separate account context (including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(a), 408(b), 414(d), 457(b), 408(k), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the “Code”) and any other trust, plan, account, contract or annuity trust that is determined to be within the scope of Treasury Regulation §1.817.5(f)(3)(iii) (“Plans”); and

WHEREAS, the Company has established or will establish one or more separate accounts (“Separate Accounts”) to offer Variable Contracts and is desirous of having the Fund as one of the underlying funding vehicles for such Variable Contracts; and

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 (the “ ‘34 Act”) as amended and acts as the Fund’s principal underwriter; and

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WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund to fund the aforementioned Variable Contracts and the Fund is authorized to sell such shares to the Company at net asset value (“NAV”).

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Distributor agree as follows:

Article I. Sale of Fund Shares

1.1        The Fund agrees to make Variable Contract Class shares (“Shares”) of the Fund available to the Separate Accounts of the Company for the investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Fund’s then current prospectus and statement of additional information. The Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Variable Contract owner (“Owner”) to give instructions to the Company which would require the Company to redeem or exchange Shares of the Fund.

1.2        The Fund agrees to sell to the Company those Shares of the selected Portfolios of the Fund which the Company orders, executing such orders on a daily basis at the NAV next computed after receipt by the Fund or its designee of the order for the Shares of the Fund. For purposes of this Section 1.2, the Company shall be the designee of the Fund for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that the Company receives the order by 4:00 p.m. Eastern time and the Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree of such order prior to 9:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV pursuant to the rules of the SEC.

1.3         The Fund agrees to redeem on the Company’s request, any full or fractional Shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt by the Fund or its designee of the request for redemption, in accordance with the provisions of this agreement and the Fund’s then current registration statement. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Fund; provided, to the extent not inconsistent with regulatory requirements, that the Company receives the request for redemption by 4:00 p.m. Eastern time and the Fund receives notice from the Company by telephone, facsimile (orally confirmed) or by such other means as the Fund and the Company may mutually agree of such request for redemption by 9:00 a.m. Eastern time on the next following Business Day.

1.4         The Fund shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of the Fund. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of the Portfolio. The Fund shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.

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1.5        The Fund shall make the NAV per share for the selected Portfolios available to the Company on a daily basis, via a mutually agreeable form, as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m. Eastern time.

1.6        At the end of each Business Day, the Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, the Company shall process each such Business Day’s Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Fund Shares which shall be purchased or redeemed at that day’s closing NAV per share. To the extent not inconsistent with regulatory requirements, the net purchase or redemption orders so determined shall be transmitted to the Fund by the Company by 9:00 a.m. Eastern time on the Business Day next following the Company’s receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

1.7        If the Company’s order requests the purchase of Fund Shares, the Company shall pay for such purchase by wiring federal funds to the Fund or its designated custodial account no later than the close of the Federal Reserve Wire Transfer System (the “Fedwire System”) on the next Business Day following the Trade Date. If the Company’s order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Fund shall use its best efforts to wire the redemption proceeds to the Company by the next Business Day, unless doing so would require the Fund to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to the Company no later than the close of the Fedwire System on the next Business Day following the Trade Date or such longer period as permitted by the ‘40 Act or the rules, orders or regulations thereunder and the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern time the same Business Day that the Company transmits the redemption order to the Fund.

If at some time in the future, the parties choose to use Fund/SERV or any other NSCC service, the following provisions shall apply:

1.8

The parties agree to communicate, process and settle purchase and redemption transactions for Shares with respect to each Account through the NSCC’s Fund/SERV and Networking systems or other NSCC service or system (collectively, the “NSCC System”) unless NSCC Systems are unavailable or if the parties otherwise choose to process transactions manually, in either case they shall process in accordance with Sections 1.2 through 1.7 of this Agreement. The following provisions shall apply to transactions for Shares with respect to the Accounts through NSCC Systems:

A.

For these purposes, “Networking” means NSCC’s system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Fund or the Company, as applicable, to perform such settlement services on behalf of the Fund and the Company, as applicable, which entity agrees to abide by NSCC’s then current rules and procedures (“NSCC Rules”) to the extent they relate to same day settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law and NSCC Rules.

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B.        On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading. The Company shall communicate to the Fund or its designee for that Business Day, through Fund/SERV (Cycle 8), the net aggregate purchase or redemption orders for each Account received by the Close of Trading on such Business Day (the “Trade Date”) no later than 6:30 a.m. Eastern Time on the Business Day following the Trade Date. In the event Fund/SERV is not available for communicating Fund orders or the Company has computer system failures that disrupt the processing of Fund orders, or trades are not timely conveyed through the NSCC due to systems issues or other uncontrollable events, the parties shall process orders, outside the NSCC system if necessary, so as to ensure that the trade is price protected and Company receives the correct price, even if this means that settlement will not happen until the following day. The Fund agrees that the Company can call Fund or its designee for the price protection up until 10:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Fund shall treat all trades communicated to the Fund in accordance with this provision as received prior to the Close of Trading on the Trade Date.

C.        The Fund shall calculate the NAV per share of each Portfolio on each Business Day, and shall furnish to the Company through NSCC’s Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. The Fund shall use commercially reasonable efforts to furnish all such information to the Company by 6:30 p.m. Eastern Time on each Business Day.

D.        The Company will wire payment for net purchase orders using the Fund’s NSCC firm number, in immediately available funds, to an NSCC Settling Bank account designated by the Fund or its designee in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC.

E.        The Fund will redeem any full or fractional Shares of any Portfolio, when requested by the Company on behalf of an Account, at the relevant NAV. The Fund will use NSCC to wire payment for net redemption orders in immediately available funds, to an NSCC Settling Bank account designated by the Company in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC.

1.9        If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, or in the event there are rejected trades which require manual settlement due to exceptions processing, then the parties will follow the process set forth in Sections 1.2 through 1.7.

1.10        The Fund agrees that all Shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies which have agreed to participate in the Fund to fund their Separate Accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Code and Treasury Regulation §1.817-5. Shares of the Portfolios of the Fund will not be sold directly to the general public.

1.11        The Fund may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action is required by law or by

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regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors/Trustees of the Fund (the “Board”), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the Fund and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the Fund reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the Fund or that may otherwise adversely affect the Fund. The Company agrees to use its reasonable best efforts to render assistance to, and to cooperate with, the Fund to achieve compliance with the Fund’s policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

1.12        Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

1.13        The Fund agrees to provide the Company (via email or by a third party service such as DST Vision), by 2:00 p.m. Eastern Time on each Business day the total number of Portfolio Shares held by each Account as of the close of the immediately preceding Business Day.

1.14        The Fund shall make the NAV per Share for each Portfolio, including dividend or daily accrual rate information, dividend and capital gain information available to the Company or its delegate on a daily basis as soon as reasonably practical after the NAV per Share is calculated and shall use its best efforts to make such NAV per Share, as well as dividends and capital gains information available by 6:00 p.m. Eastern Time. If the Fund provides materially incorrect net asset value information, it shall make an adjustment to the number of Shares purchased or redeemed for any affected Account to reflect the correct net asset value. Should a material miscalculation by the Fund or its agent result in a gain to the Company, the Company shall promptly reimburse the Fund, the applicable Portfolios or its agents for any material losses incurred by the Fund, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to Owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Portfolios or its agents, but the Company shall not be obligated to take legal action against Owners. Any material error in the calculation or reporting of net asset value, dividend or capital gains information shall be reported promptly in writing by email upon discovery to the Company or its delegate.

Article II. Owner Transaction Information

2.1        The Company agrees, solely for the purpose of facilitating your compliance with Rule 22c-2, to provide to the Funds or their designee, upon request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Owners underlying an Account and the amount, date, name or other identifier of any investment professional(s) associated with such Owners (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account (the “Information”). In addition:

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(i)        Requests for Information must set forth a specific period. In no event shall such period begin more than one (1) year prior to the date of the request for information. Requests for information will not be made more often than once in any twelve-month period except for good cause. For purposes of this Agreement, good cause will exist where Fund or Distributor have a reasonable belief that shareholder transactions submitted to the Fund indicate potential market timing or excessive trading activity or other violation of Fund policies. Unless otherwise specifically requested by the Portfolio, Company shall only be required to provide information relating to Shareholder-Initiated Purchases or Shareholder-Initiated Transfer Redemptions;

(ii)        In accordance with the preceding paragraph, the Company agrees to transmit the Information to the Funds or their designee promptly, but in any event not later than ten (10) business days, after receipt of a request for Information or after the last day of a period for which the Information has been requested, unless mutually agreed upon otherwise by the parties. If requested by the Funds or their designee, the Company agrees to use best efforts to determine promptly whether any specific person about whom it has received Information is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Funds or their designee, promptly either: (i) provide or arrange to provide to the Funds or their designee the Information and any other information required to be provided by law, rule, or regulation for those Owners who hold accounts with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares in nominee name on behalf of other persons. The Company agrees to inform the Funds or their designee whether the Company will perform (i) or (ii). For purposes of this paragraph, an “Indirect Intermediary” has the same meaning as provided in Rule 22c-2 under the ‘40 Act (“Rule 22c-2”).

All requests must contain relevant fund account number, CUSIP, trade amount and rate. Requests must be made to the Company directly via e-mail at:

RSFundOps22c2Request@massmutual.com

Or such other address Company may communicate to Fund or Distributor in writing from time to time;

(iii)        To the extent practicable, the format for any Information provided to the Funds should be consistent with the NSCC’s Standardized Data Reporting Format, or if not practicable, in an alternative format mutually agreed upon by the parties; and

(iv)        The Funds agree not to use Information received from the Company solely as a result of entering into this Agreement for marketing or any other similar purpose without the Company’s prior written consent, unless otherwise required by law, rule, or regulation.

2.2        The Company agrees to execute instructions from the Funds or their designee (“Instructions”) to restrict or prohibit further purchases or exchanges of Shares by Owners that have been identified by the Funds or a designee as having engaged in transactions in Shares (directly or indirectly through the Account) that may violate the Funds’ policies regarding short term or excessive trading activity. The Funds or their designee will include in the Instructions the TIN, ITIN, or GII, if known, and the specific restriction(s) to be implemented. If the TIN, ITIN, or GII, is not known, the Instructions must include an equivalent identifying number of the Owners or other agreed upon information to which the Instructions relate. In addition, the Company agrees as follows:

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(i)        To implement Instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the Instructions by the Company; and

(ii)        To provide confirmation to the Funds in a mutually agreed upon format that Instructions have been implemented. The Company agrees to provide confirmation as soon as is reasonably practicable, but not later than ten (10) business days after the Instructions have been implemented.

2.3 For the purpose of this Article 2:

(i)        The term “Funds” does not include any “excepted funds” as defined in Rule 22c-2.

(ii)        The term “Shares” means the interests of Owners corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by the Company.

(iii)        The term “Owner” means the beneficial Owner of Shares, whether the Shares are held directly or by the Company in nominee name.

Article III. Fees and Expenses

3.1        Except as otherwise provided under this Agreement, the Fund and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or the Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement. For purposes of clarity, see Schedule B which outlines each party’s expenses.

Article IV. Representations and Warranties

4.1        The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of Massachusetts and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

4.2        The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust (“UIT”) in accordance with the provisions of the ‘40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

4.3        The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company. The Company represents and warrants that the assets of the Separate Account are and will be kept separate from the General Account of the Company and any other separate accounts the Company may have, and will not be charged with liabilities from any business that the Company may conduct or the liabilities of any companies affiliated with the Company.

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4.4        The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the “‘33 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements. The Company agrees to notify the Fund promptly of any investment restrictions imposed by state insurance law applicable to the Fund.

4.5        The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

4.6        The Fund represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered under the ‘33 Act and sold in accordance with all applicable federal and state laws, and the Fund shall be registered under the ‘40 Act prior to and at the time of any issuance or sale of such Shares. The Fund shall amend its registration statement under the ‘33 Act and the ‘40 Act from time to time as required in order to effect the continuous offering of its Shares. The Fund shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

4.7        The Fund represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation §1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

4.8        The Fund represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a “regulated investment company” under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

4.9        The Distributor represents and warrants that it is and will be a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is and will be registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute Portfolio Shares in accordance with all applicable state and federal laws and regulations, including without limitation the ‘33 Act, the ‘34 Act and the ‘40 Act.

4.10        The Distributor represents and warrants that it will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

4.11        The Fund represents and warrants that all its directors, trustees, officers, employees, and other individuals/entities who deal with the money and/or securities of the Fund are and shall

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continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the ‘40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Company in the event such coverage no longer applies.

4.12        The Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than that required to be maintained by entities subject to the requirements of Rule 17g-1 of the ‘40 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall make all reasonable efforts to see that this bond or another bond containing these same provisions is always in effect, and each agrees to notify the Fund in the event such coverage no longer applies.

Article V. Prospectus and Proxy Statements

5.1        The Fund shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund.

5.2        At least annually, the Fund or its designee shall provide the Company, free of charge, with as many printed copies of the current prospectus, statement of additional information, proxy statements, annual reports and semi-annual reports, and any supplements or amendments to any of the foregoing, for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Owners whose Variable Contracts are funded by such Shares. In the event the Company desires to utilize summary prospectuses, the Company shall promptly notify the Distributor and at such time, the parties agree to abide by Schedule A with respect to the use and delivery of summary prospectuses. The Fund or its designee shall provide the Company, at the Company’s expense, with as many more copies of the current prospectus, summary prospectus and such documents for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company in lieu thereof, the Fund or its designee shall provide such documentation in a mutually agreeable form and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus and/or the summary prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus and/or summary prospectus for the Fund Shares and any other fund shares offered as investments for the Variable Contracts printed together in one document, provided however that the Company shall ensure that, except as expressly authorized in writing by the Fund, no alterations, edits or changes whatsoever are made to prospectuses, summary prospectus or other Fund documentation after such documentation has been furnished to the Company or its designee, and the Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses, summary prospectus or other Fund documentation after it has been furnished to the Company or its designee. In the event the Company chooses to print the Portfolio’s prospectus, summary prospectus, statement of additional information and its semi-annual reports, or any of such documents, in combination with such documents of other fund companies, the Fund’s share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Portfolio’s

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documents as compared to the total page count for the combined materials containing all other funds covered in the Variable Contracts.

5.3        The Fund shall provide the Company with printed copies of the Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Owners. Alternatively and in lieu thereof, the Company may elect to print at its own expense any of the Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders.

5.4        The Fund will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Fund with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

5.6        Expenses associated with providing, printing and distributing documentation referenced in Section 5.2, 5.3 and 5.4 of this Agreement shall be allocated in accordance with Scheduled B attached to this Agreement. The Distributor shall reimburse the Company for relevant expenses under Schedule B within 30 days after receipt of the Company’s undisputed invoice covering such expenses. The parties agree to use best efforts to resolve any billing discrepancies and to promptly remit any agreed upon corrective payments.

Article VI. Sales Materials

6.1        The Company will furnish, or will cause to be furnished, to the Fund or the Distributor, each piece of sales literature or other promotional material in which the Fund, the Distributor or any affiliate thereof is named, at least ten (10) Business Days prior to its intended use. No such material shall be used unless the Fund or the Distributor approves such material. Such approval shall be presumed given if notice to the contrary is not received by the Company within seven (7) Business Days after receipt by the Fund or the Distributor of such material.

6.2        The Fund or the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material shall be used unless the Company approves such material. Such approval shall be presumed given if notice to the contrary is not received by the Fund or within seven (7) Business Days after receipt by the Company of such material.

6.3        Except with the permission of the Company, neither the Fund nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to Owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Fund nor the Distributor shall give such information or make such representations or statements in a

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context that causes the information, representations or statements to be false or misleading.

6.4        Except with the permission of the Fund or the Distributor, neither the Company nor its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund, the Distributor or any affiliate thereof or concerning the Fund, the Distributor or any affiliate thereof, other than the information or representations contained in the registration statements or prospectuses or summary prospectuses for the Fund, as such registration statements and prospectuses and summary prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Distributor or designee thereof. Neither the Company nor its affiliates or agents shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

6.5        For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the ‘40 Act, or the ‘33 Act.

Article VII. Potential Conflicts

7.1        The parties acknowledge that the Fund has received an exemptive order from the SEC granting relief from various provisions of the ‘40 Act and the rules thereunder to the extent necessary to permit the Fund Shares to be sold to and held by variable annuity and variable life insurance separate accounts of Participating Companies and Plans. The terms of such exemptive order (the “Mixed and Shared Funding Exemptive Order”); require the Fund and each Participating Company and Plan to comply with conditions and undertakings substantially as provided in this Article. In the event of any inconsistencies between the terms of the Mixed and Shared Funding Exemptive Order and those provided for in this Article, the conditions and undertakings imposed by the Mixed and Shared Funding Exemptive Order shall govern this Agreement.

7.2        The Fund’s Board will monitor the Fund for the existence of any material irreconcilable conflict between and among the interests of the Owners of all Participating Companies and of Plan Participants and Plans investing in the Fund, and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract Owners; (f) a decision by a Participating Insurance Company to disregard the voting instructions of Owners and (g) if applicable, a decision by a Plan to

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disregard the voting instructions of plan participants.

7.3        The Company will report any potential or existing conflicts to the Board. The Company will be obligated to assist the Board in carrying out its duties and responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Owners voting instructions.

7.4        If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to contract Owner investments in the Fund, the Board shall give prompt notice of the conflict and the implications thereof to all Participating Companies and Plans. If the Board determines that the Company is a relevant Participating Company or Plan with respect to said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of the Fund, or another investment company; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance contract Owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of the Company’s decision to disregard Owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Fund to withdraw the Separate Account’s investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Owners. For the purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict but in no event will the Fund or its investment adviser (or any other investment adviser of the Fund) be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Article to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Owners materially and adversely affected by the irreconcilable material conflict.

7.5     The Board’s determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to the Company.

7.6     No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

7.7    If and to the extent that the SEC promulgates new rules or regulations with respect to mixed or shared funding on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance

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Companies as appropriate, shall take such steps as may be necessary to comply with such rules and regulations, as adopted, to the extent such rules are applicable; and (b) this Article VI shall be deemed to incorporate such new terms and conditions, and any term or condition of this Article VI that is inconsistent therewith, shall be deemed to be succeeded thereby.

7.8    The Company acknowledges it has been advised by the Fund that it may be appropriate for the Company to disclose the potential risks of mixed and shared funding in prospectuses or other applicable disclosure documents.

Article VIII. Voting

8.1    The Company will provide pass-through voting privileges to all Owners so long as the SEC continues to interpret the ‘40 Act as requiring pass-through voting privileges for Owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Owners. The Company will be responsible for assuring that each of its Separate Accounts that participates in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund Shares held for such Owners. The Company shall select a tabulation vendor of its choice for all proxy solicitation and distribution. The Company agrees that any vendor it selects shall be a reputable vendor within the industry.

Article IX. Indemnification

9.1     Indemnification by the Company. Subject to Section 9.3 below, the Company agrees to indemnify and hold harmless the Fund and the Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the ‘33 Act (collectively, the “Indemnified Parties” for purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s Shares or the Variable Contracts and:

(i)     arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the

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Variable Contracts or Fund Shares; or

(ii)     arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Fund Shares; or

(iii)     arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)     arises as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)     arises out of information or instructions from the Company or its agents concerning the purchase, redemption, transfer or other transaction in Fund Shares; or

(vi)     arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

(b)     The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)     The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2    Indemnification by the Fund and the Distributor. (a) Subject to Section 9.3 below, the Fund and the Distributor agree to indemnify and hold harmless the Company and each of its

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directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the ‘33 Act (collectively, the “Indemnified Parties” for the purposes of this Article) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund and the Distributor which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s Shares or the Variable Contracts and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Fund or the Distributor or persons under its control) or wrongful conduct of the Fund or the Distributor or persons under its control, with respect to the sale or distribution of the Variable Contracts or Shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Fund or the Distributor; or

(iv)    arise as a result of a failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor.

(b)    The Fund or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

(c)    The Fund or the Distributor, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such

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Indemnified Party shall have notified the Fund or the Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Distributor of any such claim shall not relieve the Fund or the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund or the Distributor shall be entitled to participate at its own expense in the defense thereof. The Fund or the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund or the Distributor to such party of the Fund’s or the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3    Indemnification for Errors.  In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Shares of the Fund, the parties agree that each is obligated to make the Separate Accounts and/or the Fund, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio’s policies on materiality of pricing errors, which policies shall be based on the SEC’s recommended guidelines regarding these errors. The Fund agrees to compensate the Company for mutually agreed upon reasonable costs of any reprocessing activity necessary to adjust the Company’s record-keeping systems as a result of the Fund’s error or delay, or failure to report, the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Fund for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. The Fund and the Distributor shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract owners, participants or beneficiaries that have selected a Portfolio as an investment option, and which amount is due to the Fund’s or its agents’ material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section.

Article X. Term; Termination

10.1    This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2    This Agreement shall terminate in accordance with the following provisions:

(a)    At the option of the Company or the Fund at any time from the date hereof upon one hundred eighty (180) days’ notice, unless a shorter time is agreed to by the parties;

(b)    At the option of the Company, if Fund Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

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(c)    At the option of the Company, upon the institution of formal proceedings against the Fund by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

(d)    At the option of the Fund, upon the institution of formal proceedings against the Company by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable judgment, materially impair the Company’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

(e)    In the event the Fund’s Shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

(f)    At the option of the Fund if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

(g)    At the option of the Company, upon the Fund’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Fund;

(h)    At the option of the Fund, upon the Company’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund within ten days after written notice of such breach is delivered to the Company;

(i)    At the option of the Fund, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice; and

(j)    In the event this Agreement is assigned without the prior written consent of the Company, the Fund, and the Distributor, termination shall be effective immediately upon such occurrence without notice.

10.3    Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund at the option of the Company will continue to make available additional Fund Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the Owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the payment of additional premiums under the Existing Contracts.

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Article XI. Notices

11.1    Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Lord Abbett Family of Funds

90 Hudson Street

Jersey City, NJ 07302

Attention: General Counsel

If to the Distributor:

Lord Abbett Distributor LLC

90 Hudson Street

Jersey City, NJ 07302

Attention: General Counsel

If to the Company:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: General Counsel

Notice shall be deemed given on the date of receipt by the addressee as evidence by the return receipt.

Article XII. Miscellaneous

12.1     Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the “nonpublic personal information” of their consumers within the meaning of SEC Regulation S-P (collectively, “Confidential Information”). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party’s prior written consent.

12.2     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.3     Severability. If any provision of this Agreement shall be held or made invalid by a

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court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.4    Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

12.5     Liability. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund and each respective Portfolio thereof only and shall not be binding on any Director/Trustee, officer or shareholder of the Fund individually. In addition, notwithstanding any other provision of this Agreement, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

12.6     Inquiries and Investigations. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7    Subcontractors, Agents or Affiliates. The Company may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The Company shall provide the Fund with written notice of the names of any subcontractors, agents or affiliates the Company hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. The Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Company in Section 9 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Company.

12.8    Client Lists. The Company hereby consents to the Distributor’s, the Fund’s, or its investment adviser’s use or reference to the Company’s name in connection with any full, partial or representative list of clients.

12.9    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

12.10     Amendment, Waiver and Other Matters.    Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and

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federal laws.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

LORD ABBETT SERIES FUND, INC.	LORD ABBETT DISTRIBUTOR LLC
By: Lord, Abbett & Co. LLC, its Managing Member

By: /s/ Lawrence H. Kaplan	By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan	Lawrence H. Kaplan
Vice President and Secretary	Member

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: /s/ Tina Wilson
Tina Williams
Senior Vice President

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SCHEDULE A

For purposes of this Schedule, the terms summary prospectus and statutory prospectus shall have the same meanings as set forth in Rule 498 under the 1933 Act.

The Fund and Underwriter agree to provide each Portfolio’s summary prospectus in formats suitable for print and electronic delivery purposes. The Fund and Underwriter agree that the hosting of such current summary prospectuses and other current documents required by Rule 498(e)(1) (“Fund Documents”), at the url website address designated by the Fund and Underwriter on each summary prospectus (“Fund Documents Site”), is designed to lead directly to the Fund Documents Site and complies with all applicable requirements of Rule 498(e) and (f)(3). The Fund and Underwriter, as applicable, also agree to be responsible for compliance with the provisions of Rule 498 (f)(1) involving requests for additional Fund Documents made directly to the Fund or the Underwriter. The Fund and the Underwriter are not required to provide the summary prospectus delivery option for any Portfolio and should the Fund and the Underwriter decide to discontinue such option, the Underwriter agrees to give the Company no less than sixty (60) days’ advance written notice of such discontinuance and agrees to continue the hosting of the current Fund Documents Site only as long as required by Rule 498(e)(1).

The parties hereto agree that the Company is not required to use the summary prospectus delivery option for any Portfolio. If the Company elects to use a portfolio’s summary prospectus, the Company agrees to do so in compliance with the Agreement and Rule 498. The Company also agrees that any binding together of summary prospectuses or statutory prospectuses with other materials will be done in compliance with Rule 498(c), consistent with industry standards. The Company further agrees that the Company will be responsible for compliance with the provisions of Rule 498(f)(1) involving requests for Fund Documents made directly to the Company’s distribution of any Portfolio’s summary prospectuses, the Company agrees to be solely responsible for the maintenance of its website links that lead to the Fund Documents Site. The Company acknowledges that the Fund Documents Site is transmitted over the Internet on a best-efforts basis but that neither the Fund nor the Underwriter warrants or guarantees its reliability. The Company agrees that it will comply with any policies concerning the Fund Documents Site usage that the Fund or the Underwriter provides to the Company, including any posted website Terms of Use.

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SCHEDULE B

Allocation of Expenses

Paid by the Company	Paid by the Fund or Underwriter
Preparing and filing the Separate Account’s registration statement	Preparing and filing the Fund’s registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Portfolio prospectuses, including summary prospectuses, and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Portfolio prospectuses, including summary prospectuses, and supplements

Printing Separate Account prospectuses and supplements for use with prospective contract Owners;

Printing Portfolio prospectuses, including summary prospectuses, and supplements for use with prospective contract Owners

Printing Portfolio Prospectus, including summary prospectuses, and supplements for use with existing Owners; or if requested by the Company, providing camera-ready film, PDF or typeset electronic document files of such documents and printing such documents for use with existing contract Owners (1)
Text composition and printing of Separate Account statement of additional information	Text composition and printing of Fund statement of additional information (1)

Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing contract Owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective contract Owners;

Mailing and distributing Portfolio prospectuses, including summary prospectuses, and supplements to prospective contract Owners

Mailing and distributing Portfolio prospectuses, including summary prospectuses, supplements and statement of additional information to existing contract Owners (1)

Printing, mailing and distributing Portfolio supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Portfolio; printing, mailing, and distributing annual and semi-annual reports of the Portfolio to existing contract Owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to contract Owners with respect to proxies sponsored by the Separate Accounts	Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to contract Owners with respect to proxies sponsored by the Portfolio or the Fund[2]

(1) The Company may choose to print the Portfolio’s prospectus(es), summary prospectuses, statement of additional information, and its semi- annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Fund’s share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Portfolio’s documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

(2) The Company shall select a tabulation vendor of its choice for all proxy solicitation and distribution. The Company agrees that any vendor it selects shall be a reputable vendor within the industry.